THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

STOCK OPTION AND SUBSCRIPTION AGREEMENT

THIS STOCK OPTION AND SUBSCRIPTION AGREEMENT is entered into as of the 14th day of February, 2008 (the “Date of Grant”).

BETWEEN:

AMERICAN URANIUM CORPORATION, a Nevada corporation, with a business address at 1201 - 1166 Alberni St., Vancouver, BC, Canada V6E 3Z3

(the “Company”);

AND:

DONALD COOPER, a businessperson with an address at 95050 Barclay Place – Villa No. 5, Amelia Island, FL 32034

(the “Optionee”).

WHEREAS:

A. The Optionee is a director, officer, employee or consultant of the Company;

B. The Board of Directors of the Company (the “Board”) has adopted the 2007 Stock Option Plan (the “Plan”), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common shares of the Company; and

C. The Board has authorized the grant to the Optionee of stock options to purchase a total of 300,000 common shares of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration, it is hereby agreed by and between the parties as follows:

1.	DEFINITIONS

1.1	In this Agreement, the following terms shall have the following meanings:

(a) “Common Stock” means the shares of common stock of the Company with a par value of $0.00001 per share;

(b)	“Exercise Payment” means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(c)	“Exercise Price” means US $0.85;

(d)	“Expiry Date” means February 14, 2013;

(e)

“Notice of Exercise” means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit “A” hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(f)

“Options” means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 2.1 of this Agreement;

(g)	“Optioned Shares” means the shares of Common Stock, subject to the Options;

(h)	“Securities” means, collectively, the Options and the Optioned Shares;

(i)	“Shareholders” means holders of record of the shares of Common Stock;

(j)	“U.S. Person” shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States; and

(k)	“Vested Options” means the Options that have vested in accordance with Section 2.4 of this Agreement.

1.2 Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

2. THE OPTIONS

2.1 The Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, once it has been adopted, Options to purchase a total of 300,000 Optioned Shares at the Exercise Price. The Optionee agrees that the Plan is incorporated by reference to this stock option and subscription agreement.

2.2 The Options may be exercised after vesting and only in accordance with the following schedule:

(a)	75,000 Options on February 14, 2008;

(b)	75,000 Options on February 14, 2009;

(c)	75,000 Options on February 14, 2010; and

(d)	75,000 Options on February 14, 2011.

2.3 The Options shall, at 5:00 p.m. (Pacific time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

2.4 Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(a)	five years from the Date of Grant.

(b)

The date of an Optionee's termination of employment or contractual relationship with the Company or any Related Company (as defined in the Plan) for cause (as determined in the sole discretion of the Plan Administrator (as defined in the Plan), acting reasonably) or the date of resignation by an Optionee from the Optionee’s employment or contractual relationship with the Company or any Related Company.

(c)

The expiration of one year from the date of the death of the Optionee, or the expiration of one year from termination of an Optionee's employment or contractual relationship by reason of Disability (as defined in Section 5.7 of the Plan).

(d)

The expiration of three months from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Company for any reason whatsoever other than cause, death or Disability.

Each unvested Option granted pursuant hereto shall terminate immediately upon termination of or resignation from the Optionee's employment or contractual relationship with the Company for any reason whatsoever unless vesting is accelerated in accordance with Section 5.6 of the Plan.

2.5 Subject to compliance with any applicable securities laws, the Options shall be exercisable, in full or in part until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling, transferring or otherwise disposing of any Common Stock underlying any Options during the six months immediately following the grant of that Option. If less than all of the shares of any Options are purchased, the remainder may be purchased at any subsequent time prior to the Expiry Date. No portion of any Options for less than 50 shares (as adjusted pursuant to Section 5.8 of the Plan) may be exercised; provided, that if the portion of any Options is less than 50 shares, it may be exercised with respect to all shares. Only whole shares may be issued pursuant to the exercise of any Options, and to the extent that any Options covers less than one share, it is unexercisable.

2.6 Each exercise of the Options shall be by means of delivery of a Notice of Exercise (which may be in the form attached hereto as Schedule A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased. In addition to payment in cash by certified check or cashier's check, an Optionee or transferee of the Options may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(a)

by delivering a properly executed Notice of Exercise together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the Common Stock and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

(b)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

It is a condition precedent to the issuance of Optioned Shares that the Optionee execute and/or deliver to the Company all documents and withholding taxes required in accordance with Section 5.12 of the Plan.

2.7 Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

2.8 The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

3. ACKNOWLEDGEMENTS OF THE OPTIONEE

The Optionee acknowledges and agrees that:

(a)

none of the Options or the Optioned Shares have been registered under the 1933 Act or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)

the Optionee has received and carefully read this Agreement and the public information which has been filed with the Securities and Exchange Commission (the “SEC”) in compliance or intended compliance with applicable securities legislation (collectively, the “Company Information”);

(d)

the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the Company Information (the receipt of which is hereby acknowledged);

(e)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f)	there is no government or other insurance covering the Securities;

(g)	there are risks associated with an investment in the Securities;

(h)

the Optionee has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Optionee may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(i)

the Optionee and the Optionee's advisor(s) (if applicable) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(j)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Optionee, the Optionee's attorney and/or advisor(s) (if applicable);

(a)	the Company is entitled to rely on the representations and warranties and the statements and answers of the Optionee contained in this Agreement;

(k)

the Optionee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

(l)

none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Optionee that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board;

(m)	There are resale restrictions imposed under U.S. and other applicable securities laws affecting the Optionee’s ability to resell the Securities;

(n)

the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(o)

the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(b)

the Optionee has been advised to consult the Optionee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Securities hereunder, and

	(ii)	applicable resale restrictions; and

(p)	this Agreement is not enforceable by the Optionee unless it has been accepted by the Company.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a)	the Optionee is a director, officer, employee or consultant of the Company;

(b)	the Optionee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(c)	the Optionee has received and carefully read this Agreement;

(d)	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;

(e)	the Optionee is resident in the jurisdiction set out on page 1 of this Agreement;

(f)

the acquisition of the Securities by the Optionee as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Optionee;

(g)

the Optionee is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(h)

the Optionee is acquiring the Securities as principal for the Optionee's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(i)

the Optionee is not an underwriter of, or dealer in, the common shares of the Company, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(j)

the Optionee (i) has adequate net worth and means of providing for his/her/its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(k)

the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Optionee has carefully read and considered the matters set forth under the caption “Risk Factors” appearing in the Company's various disclosure documents, filed with the SEC;

(l)	the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(m)

the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(n)

the Optionee acknowledges that the Optionee has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Optionee may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(o)

the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee's decision to invest in the Securities and the Company;

(p)

the Optionee understands and agrees that none of the Options or the Optioned Securities have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(q)

it understands and agrees that the Company will refuse to register any transfer of the Optioned Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(r)

the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(s)	no person has made to the Optionee any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities;

	(ii)	that any person will refund the purchase price of any of the Securities; or

	(iii)	as to the future price or value of any of the Securities; and

(t)

if the Optionee is a consultant of the Company, the Optionee has entered into a written consulting agreement with the Company or a related entity of the Company and spends or will spend a significant amount of time and attention on the affairs and business of the Company or such related entity.

5. ACKNOWLEDGEMENT AND WAIVER

The Optionee has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Company Information. The Optionee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Optionee might be entitled in connection with the distribution of any of the Securities.

6. LEGENDING OF SUBJECT SECURITIES

6.1 The Optionee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

6.2 The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.3 The Optionee requests that the Company not put a Canadian legend on the Shares as mandated by National Instrument 45-102, and acknowledges that without such legend the Shares may not be resold in Canada.

7. COSTS

The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.

8. GOVERNING LAW

This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable therein. The Optionee irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

9. SURVIVAL

This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.

10. ASSIGNMENT

This Agreement is not transferable or assignable.

11. COUNTERPARTS AND ELECTRONIC MEANS

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

12. SEVERABILITY

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

13. ENTIRE AGREEMENT

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

14. EFFECTIVENESS

This Agreement shall be deemed to be effective following the delivery by the Optionee to the Company of two fully executed copies of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

AMERICAN URANIUM CORPORATION

By:
Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
Donald Cooper in the presence of:	)
)
)
Signature	)
)
Print Name	)	DONALD COOPER
)
Address	)
)
)
)
Occupation	)

SCHEDULE A

TO:	American Uranium Corporation
1201 - 1166 Alberni St.
Vancouver, BC, Canada V6E 3Z3

NOTICE OF EXERCISE

Dear Sirs/Mesdames:

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5.8 of American Uranium Corporation's (the “Company”) 2007 Stock Option Plan (the “Plan”) and Section 2.6 of that certain Stock Option Agreement (the “Agreement”) dated as of February 14, 2008, between the Company and the undersigned. The undersigned hereby elects to exercise Optionee's option to purchase____________________shares of the common stock of the Company at a price of $0.85 per share, for aggregate consideration of $____________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 2.6 of the Agreement, accompanies this notice.

Please issue a certificate for the shares being purchased as follows in the name of the Optionee:

NAME:
(Please Print)

ADDRESS:

The Optionee represents and warrants to the Company that:

1.	The Optionee has not offered or sold the Optioned Shares within the meaning of the United States Securities Act of 1933 (the “Securities Act”);

2.

The Optionee is acquiring the Optioned Shares for his or her own account for investment, with no present intention of dividing my interest with others or of reselling or otherwise disposing of all or any portion of the same;

3.	The Optioned Shares were offered to the Optionee in direct communication between the Optionee and the Company and not through any advertisement of any kind;

4.	The Optionee has the financial means to bear the economic risk of the investment which it hereby agrees to make;

5.

The Optionee will only sell the Optioned Shares in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

6.

The Company will refuse to register any transfer of the Optioned Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration;

7.	The Optionee will not engage in hedging transactions except in accordance with the Act;

8.	The Optionee is not a U.S. Person, as defined in Regulation S of the Act.

Please deliver a share certificate in respect of the Optioned Shares referred to in the Stock Option and Subscription Agreement surrendered herewith but not presently subscribed for, to the Optionee.

DATED this _____day of _______________, 20___.

Signature of Optionee:
Name of Optionee:

Address of Optionee: